Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Telestone Technologies Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities Exchange Commission on the date hereof (the Report), I, Liu Dongping, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 12, 2006

By:   /s/ Liu Dongping
Name: Liu Dongping
Title: Chief Financial Officer (Principal Financial Officer)